UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4 .02Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 5, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of VAALCO Energy, Inc. (the “Company”), on the recommendation of management, and after consultation with the Company’s independent registered public accounting firm, BDO USA, LLP (“BDO”) concluded that the Company’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2018 should no longer be relied upon because of an accounting error.

The Company intends to present its restated unaudited consolidated balance sheet as of September 30, 2018 in its Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”). The Company currently believes that it will be able to file the 2018 Form 10-K with the restated information by no later than March 18, 2019.

The accounting error to be addressed in the restatement relates to an error we identified in the September 30, 2018 condensed consolidated balance sheet related to a gross up in oil and gas properties for the establishment of a deferred tax liability of $18.6 million as a result of differences between the book basis attributable to leasehold costs incurred in connection with the extension of the Etame Marin block production sharing contract with Gabon entered into on September 25, 2018 and the tax basis in these costs.  To correct this error, we recorded an adjustment as of September 30, 2018 which resulted in an increase in capitalized oil and gas property costs of $18.6 million and a decrease in net deferred tax assets of $18.6 million.  This correction only impacted long-term assets and had no impact on total assets or working capital in our consolidated balance sheet.  This correction also had no impact on the unaudited condensed consolidated statements of operations or cash flows for the periods ended September 30, 2018.  These results are subject to change as the Company completes its yearend reporting procedures related to the 2018 Form 10-K.

Management has also evaluated the effects of the facts leading to the restatement on its conclusions regarding the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures as of September 30, 2018 and December 31, 2018.

Based on that evaluation, management has concluded that the accounting error noted above resulted from a material weakness in the Company’s internal controls pertaining to the accounting for income taxes related to new or infrequent transactions of a complex nature. As a result of the material weakness, management has concluded that the Company’s internal control over financial reporting and its disclosure controls and procedures were ineffective as of September 30, 2018 and as of December 31, 2018.

Management, with the oversight of the Audit Committee, intends to begin promptly to develop a plan to remediate the material weakness. The description of the material weakness in internal controls identified by management and the Company’s preliminary remediation plans and changes to internal control over financial reporting will be disclosed in item 9A of the 2018 Form 10-K.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with BDO.

Forward-Looking Statements

Statements contained in this Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent reports as some statements may be construed as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which involve risks, uncertainties and assumptions.  If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, such as those statements that address activities, events or developments that we expect, believe or anticipate will or may occur in the future such as fourth quarter and year-end financial and operating results, the timing of the filing of the Company’s 2018 Form 10-K, anticipated balance sheet adjustments, strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements.  These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We assume no obligation, nor do we intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 6, 2019	By:	/s/ Elizabeth D. Prochnow
Elizabeth D. Prochnow Controller and Chief Accounting Officer